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Exhibit 99.(a)(1)(E)

Offer to Purchase for Cash
by
PRIMORIS SERVICES CORPORATION
$4,500,000 Worth of Its Common Stock Purchase Warrants
Up to a Maximum of 5,294,117 Warrants
At a Purchase Price not Greater Than $1.20 nor Less than $0.85 per Warrant

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 24, 2008, UNLESS EXTENDED (THE "EXPIRATION DATE").

November 26, 2008

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 26, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal") which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Primoris Services Corporation, a Delaware corporation (the "Company"), to purchase for cash up to $4,500,000 worth of the Company's publicly traded and privately placed common stock purchase warrants, each of which entitles the holder to purchase one share of our Common Stock at a price of $5.00 per share and is exercisable at any time on or prior to October 2, 2010, unless earlier redeemed (collectively, the "Warrants"), at a price not greater than $1.20 nor less than $0.85 per Warrant, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.

        On the terms and subject to the conditions of the Offer, the Company will determine the single per Warrant price, not greater than $1.20 nor less than $0.85 per Warrant, net to the seller in cash, less any applicable withholding taxes and without interest, that we will pay for Warrants properly tendered and not properly withdrawn in the Offer, taking into account the total number of Warrants so tendered and the prices specified by the tendering warrant holders. After the Offer expires, the Company will look at the prices chosen by warrant holders for all of the Warrants properly tendered. The Company will then select the lowest purchase price (in multiples of $0.05 within the price range specified above) that will allow it to purchase $4,500,000 worth of Warrants, up to a maximum of 5,294,117 Warrants. If Warrants with an aggregate value of less than $4,500,000 are properly tendered at or below the maximum price of $1.20 per Warrant, the Company will select the price that will allow it to purchase all the Warrants that are properly tendered and not properly withdrawn. The Company will purchase all Warrants properly tendered before the Expiration Date at or below the purchase price and not properly withdrawn at the purchase price the Company selects, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions, "odd lot" provisions and conditional tender provisions. All Warrants that we acquire in the Offer will be acquired at the Purchase Price, regardless of whether the warrant holder tendered at a lower price. The Company reserves the right, in its sole discretion, to purchase more than $4,500,000 worth of Warrants pursuant to the Offer, subject to applicable law. The Company will return Warrants tendered at prices greater than the purchase price and Warrants not purchased because of proration provisions or conditional tenders to the tendering warrant holders at the Company's expense promptly after the Offer expires. See Sections 2 and 3 of the Offer to Purchase.

        On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than $4,500,000 worth of Warrants are properly tendered at or below the purchase price, the Company will purchase Warrants first, from all holders of "odd lots" of less than 100 Warrants (an "Odd Lot Holder") who properly tender all of their Warrants at or below the Purchase Price and do not properly withdraw them before the Expiration Date for the Offer, second, on a pro rata basis (except for warrant holders who tendered Warrants conditionally if the condition was not satisfied), and third, if necessary to permit us to purchase $4,500,000 worth of Warrants, from warrant holders who have conditionally tendered Warrants at or below the Purchase Price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. See Sections 2, 3 and 6 of the Offer to Purchase.

        We are the owner of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

        1.     You may tender your Warrants at prices not greater than $1.20 nor less than $0.85 per Warrant, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

        2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Warrants will be purchased in the event of proration.

        3.     The Offer is not conditioned on any minimum number of Warrants being tendered and is not conditioned upon any required financing. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

        4.     The Offer, withdrawal rights and proration period will expire at 12:00 Midnight, Eastern Time, on December 24, 2008, unless the Company extends the Offer.

        5.     The Offer is for $4,500,000 worth of Warrants. At the minimum price of $0.85 per Warrant in the Offer, we will purchase a maximum of 5,294,117 Warrants, or approximately 83.9% of our outstanding Warrants as of November 25, 2008. At the maximum price of $1.20 per Warrant in the Offer, we will purchase a maximum of 3,750,000 Warrants, or approximately 59.4% of our outstanding Warrants as of November 25, 2008.

        6.     Tendering warrant holders who are registered warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of Warrants under the Offer.

        7.     If you wish to tender portions of your Warrants at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Warrants. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

        8.     If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the Warrants that you own at or below the purchase price before the Expiration Date and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Warrants for purchase before proration, if any, of the purchase of other Warrants properly tendered at or below the purchase price and not properly withdrawn.

        9.     If you wish to condition your tender upon the purchase of all Warrants tendered or upon the Company's purchase of a specified minimum number of the Warrants which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of Warrants from all tenders which are so conditioned, to the extent necessary, will be determined by random lot.

To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

        If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern Time, on December 24, 2008, unless the Offer is extended.

        The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal (together with any amendment or supplement thereto) and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

        The Company's Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors, nor the Depositary or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your Warrants or as to the purchase price or purchase prices at which you may choose to tender your Warrants. You must make your own decision as to whether to tender and, if so, how many Warrants to tender and the purchase price or purchase prices at which your Warrants should be tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. See Section 2 of the Offer to Purchase. You should discuss whether to tender your Warrants with your broker or other financial or tax advisor. Each of the Company's directors and executive officers, including director Eric S. Rosenfeld, who owns 863,636 Warrants as of November 25, 2008, and director Stephen C. Cook, who owns 1,000 Warrants as of November 25, 2008, has advised the Company that they do not intend to participate in the Offer and they do not intend to tender any of their Warrants.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
PRIMORIS SERVICES CORPORATION
$4,500,000 Worth of Its Common Stock Purchase Warrants
Up to a Maximum of 5,294,117 Warrants
At a Purchase Price not Greater Than $1.20 nor Less than $0.85 per Warrant

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 26, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Primoris Services Corporation, a Delaware corporation (the "Company"), to purchase for cash $4,500,000 worth of the Company's publicly traded and privately placed common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock at a price of $5.00 per share and is exercisable at any time on or prior to October 2, 2010, unless earlier redeemed (collectively, the "Warrants"), at a price, net to the seller in cash, less any applicable withholding tax and without interest, not greater than $1.20 nor less than $0.85 per Warrant, specified by the undersigned, on the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Company the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, at the price per Warrant indicated below, on the terms and subject to the conditions of the Offer.

        In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company's securities are unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned's tender of Warrants or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

        The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any Warrants held in the Company, details of all options or any other entitlement to the Company's securities outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any Warrants. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Number of Warrants to be tendered by you for the account of the undersigned:

                                     Warrants*

* Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING WARRANTS AS FOLLOWS (CHECK ONLY ONE BOX):

        (1)   WARRANTS TENDERED AT PRICE DETERMINED BY WARRANT HOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Warrants Tendered at Price Determined Under the Offer", the undersigned hereby tenders Warrants at the price checked. This action could result in none of the Warrants being purchased if the purchase price determined by the Company for the Warrants is less than the price checked below. A WARRANT HOLDER WHO DESIRES TO TENDER WARRANTS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH WARRANTS ARE TENDERED. The same Warrants cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER WARRANT AT WHICH WARRANTS ARE BEING TENDERED

☐	$0.85	☐	$0.90	☐	$0.95
☐	$1.00	☐	$1.05	☐	$1.10
☐	$1.15	☐	$1.20

OR

(2) WARRANTS TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Warrants Tendered at Price Determined by Warrant Holder", the undersigned hereby tenders Warrants at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those Warrants that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

        ☐     The undersigned wants to maximize the chance of having the Company purchase all of the Warrants the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Warrants at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED WARRANTS BEING PURCHASED AT THE MINIMUM PRICE OF $0.85 PER WARRANT.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF WARRANTS.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

        To be completed only if Warrants are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Warrants.

        ☐     By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Warrants and is tendering all of those Warrants.

        In addition, the undersigned is tendering Warrants either (check one box):

        ☐     at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Warrant above); or

        ☐     at the price per Warrant indicated above in the section captioned "Price (In Dollars) per Warrant at Which Warrants Are Being Tendered".

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

        A tendering warrant holder may condition his or her tender of Warrants upon the Company purchasing a specified minimum number of the Warrants tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Warrants you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Warrants tendered by you will be purchased. It is the tendering warrant holder's responsibility to calculate the minimum number of Warrants that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

        ☐     The minimum number of Warrants that must be purchased from me, if any are purchased from me, is:                                      Warrants.

        If, because of proration, the minimum number of Warrants designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering warrant holder must have tendered all of his or her Warrants and checked this box:

        ☐     The tendered Warrants represent all Warrants held by the undersigned.

        The method of delivery of this document is at the election and risk of the tendering warrant holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):	(Please Print)

Taxpayer Identification or Social Security Number:

Address(es):	(Including Zip Code)

Area Code/Phone Number:

Date:

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Offer to Purchase for Cash by PRIMORIS SERVICES CORPORATION $4,500,000 Worth of Its Common Stock Purchase Warrants Up to a Maximum of 5,294,117 Warrants At a Purchase Price not Greater Than $1.20 nor Less than $0.85 per Warrant